EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (the “Amendment”) is entered into as of May 11, 2006, by and among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland (“Borrower”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement (hereinafter defined), and the lenders party hereto (“Lenders”).

R E C I T A L S

A. Borrower, Administrative Agent, certain other Agents and Lenders are parties to that certain Credit Agreement dated as of September 30, 2005, as amended by that certain First Amendment to Credit Agreement dated as of November 4, 2005 (the “Credit Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Credit Agreement; all Section references are to Sections in the Credit Agreement; and all Paragraph references are to Paragraphs in this Amendment.

B. Borrower has requested that (i) Section 2.5 of the Credit Agreement be amended to decrease the applicable interest rate for Eurodollar Loans under the Credit Agreement, (ii) Section 1.1 of the Credit Agreement be amended to decrease the Money Market Rate, as applicable to Swing Line Loans, and (iii) Section 3.8 of the Credit Agreement be amended to decrease the LC Fees (each a “Rate Change,” and collectively the “Rate Changes”).

C. Borrower has also requested that Section 8.2 of the Credit Agreement be amended to modify the financial reporting requirements as it relates to the delivery of consolidating financial statements.

D. Pursuant to Section 2.13 of the Credit Agreement, Borrower has requested an increase in Commitments under the Credit Agreement (the “Proposed Commitment Increase”), which Commitment increase, if agreed upon by new or existing Lenders, will become effective within 30 days after the Second Amendment Effective Date (as hereinafter defined). In connection with such Proposed Commitment Increase, Borrower is also requesting that (i) Lenders waive any amounts which may be owed pursuant to Section 4.5 of the Credit Agreement as a result of prepayments made to accommodate redistribution of the Commitments in order to consummate the Proposed Commitment Increase, and (ii) the Credit Agreement be further amended to permit Interest Periods of 7 and 14 days during the 30-day period immediately following the effective date of any Commitment increase effected pursuant to Section 2.13 of the Credit Agreement.

E. Subject to and upon the following terms and conditions, Administrative Agent and Lenders are willing to amend and waive certain provisions of the Credit Agreement to reflect the transactions referred to in the preceding recitals B through D.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent, and Lenders agree, as follows:

PARAGRAPH 1 . AMENDMENTS AND WAIVERS TO CREDIT AGREEMENT.

1.1 Amendment Provisions.

(a) Section 1.1 of the Credit Agreement is amended as follows:

(i)	The following definition of “Commitment Increase Effective Date” is inserted alphabetically to read as follows:

“‘Commitment Increase Effective Date’ means, with respect to any increase in the Commitments effected pursuant to Section 2.13, the date upon which such increase in Commitments is effective.”

(ii)	The definition of “Interest Period” is amended to permit 7 and 14 days Interest Periods for Eurodollar Loans made during the 30-day period immediately following the effective date of any Commitment increase by deleting the first parenthetical in such Definition and substituting therefor the following:

“(solely with respect to Eurodollar Loans made during the thirty (30) calendar day period immediately following the Effective Date or any Commitment Increase Effective Date)”

(iii)	The definition of “Money Market Rate” is amended by deleting the reference to “1.30%” in clause (i) therein and substituting therefor “1.05%”.

(b)	Section 2.5(a)(ii) of the Credit Agreement is amended to decrease the interest rate for Eurodollar Loans by deleting the reference to “1.30%” in clause (A) therein and substituting therefor “1.05%”.

(c)	Section 3.8(d) of the Credit Agreement is amended to decrease the rate applicable to LC Fees by deleting the reference to “1.30%” in clause (i) therein and substituting therefor “1.05%”.

(d)	Section 8.2 of the Credit Agreement is amended to modify the existing reporting requirement with respect to annual delivery of consolidating financial statements by adding the following proviso at the end of Section 8.2:

“provided that, at such time as no agreement evidencing Debt of Borrower and its Consolidated Subsidiaries (other than this Agreement) requires the delivery of consolidating financial statements, then, notwithstanding the foregoing, Borrower will not be required to deliver the consolidating balance sheets of Borrower and its Consolidated Subsidiaries and the related consolidating statements of operations and cash flows of Borrower and its Consolidated Subsidiaries.”

1.2 Waiver. By execution of this Amendment, the Lenders agree to waive any amounts which may be owed pursuant to Section 4.5 of the Credit Agreement, if any, as a result of any prepayments made to accommodate redistribution of the Commitments on the Commitment Increase Effective Date for the Proposed Commitment Increase, so long as the Commitment Increase Effective Date for the Proposed Commitment Increase occurs no later than 30 days after the Second Amendment Effective Date.

PARAGRAPH 2. SECOND AMENDMENT EFFECTIVE DATE. This Amendment shall be binding upon the Administrative Agent, Borrower, and Lenders on the last day (the “Second Amendment Effective Date”) upon which (a) counterparts of this Amendment shall have been executed and delivered to Administrative Agent by Borrower, Administrative Agent, and Lenders, or when Administrative Agent shall have received, telecopied, telexed, or other evidence satisfactory to it that all such parties have executed and are delivering to Administrative Agent counterparts thereof; (b) Borrower shall have delivered to Administrative Agent copies (certified by the Secretary or Assistant Secretary of Borrower) of all corporate action taken by Borrower to authorize the execution, delivery, and performance of this Amendment, and any related Debt incurrence; and (c) Borrower shall have paid to each Lender (by payment to Administrative Agent for the account of each Lender) an Amendment Fee equal to $ 10,000 for each Lender.

PARAGRAPH 3. REPRESENTATIONS AND WARRANTIES. As a material inducement to Lenders and Administrative Agent to execute and deliver this Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent (with the knowledge and intent that such parties are relying upon the same in entering into this Amendment) the following: (a) the representations and warranties in the Credit Agreement and in all other Loan Documents are true and correct on the date hereof in all material respects, as though made on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate as of such earlier date); (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to the transactions contemplated by this Amendment; (c) Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with its terms and to consummate the transaction contemplated hereby; (d) this Amendment has been duly executed and delivered by the duly authorized officers of Borrower, and is a legal, valid, and binding obligation of Borrower, enforceable against it in accordance with its terms; and (e) the execution, delivery and performance of this Amendment in accordance with its terms, do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as have been obtained and are in full force and effect, or violate any Applicable Law (including all Environmental Laws) relating to Borrower or any Subsidiary; (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of Borrower or the organizational documents of any Subsidiary, or any indenture, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary.

PARAGRAPH 4. MISCELLANEOUS.

4.1 Effect on Loan Documents. The Credit Agreement and all related Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Second Amendment Effective Date, all references to the “Credit Agreement” or the “Agreement” shall be to the Credit Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of the Lenders under the Credit Agreement or any Loan Documents, nor constitute a waiver under the Credit Agreement or any other provision of the Loan Documents.

4.2 Reference to Miscellaneous Provisions. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Credit Agreement, and the provisions relating to Loan Documents set forth in Section 12 of the Credit Agreement are incorporated herein by reference the same as if set forth herein verbatim.

4.3 Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Administrative Agent for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment.

4.4 Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by Borrower, Administrative Agent, and Lenders.

4.5 Entirety. this written agreement represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreement of the parties. There are no unwritten oral agreements among the parties.

4.6 Parties. This Amendment binds and inures to Borrower, Administrative Agent, Lenders, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts as of the respective dates indicated on each signature page hereof, but effective as of the Second Amendment Effective Date.

Remainder of this page intentionally blank.

Signature page to follow

Signature Page to that certain Second Amendment to Credit Agreement and Waiver dated as of the date first stated above, amending that certain Credit Agreement dated as of September 30, 2005, as amended and modified to date.

ALLIED CAPITAL CORPORATION, as Borrower By: /s/ Kelly A. Anderson

Kelly A. Anderson, Executive Vice President and Treasurer BANK OF AMERICA, N.A., as Administrative Agent and as a Lender By: /s/ Elizabeth Kurilecz

Elizabeth Kurilecz, Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender By: /s/ James E. Davis

James E. Davis, Senior Vice President CALYON NEW YORK BRANCH, as a Lender By: /s/ Sebastian Rocco

Sebastian Rocco, Managing Director By: /s/ William Denton

William Denton, Managing Director

CHEVY CHASE BANK, F.S.B., as a Lender By: /s/ Richard L. Amador

Richard L. Amador, Group Vice President CITIBANK, N.A., as a Lender By: /s/ Peter McGovern

Peter McGovern, Senior Vice President

COMMERZBANK AKTIENGESELLSCHAFT NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender By: /s/ Michael P. McCarthy

Michael P. McCarthy, Vice President By: /s/ Maureen A. Carson

Maureen A. Carson, Assistant Vice President DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Ruth Leung

Ruth Leung, Director By: /s/ Richard Herder

Richard Herder, Managing Director

FIRSTRUST BANK, as a Lender By: /s/ John Hollingsworth

John Hollingsworth, Vice President HSBC BANK USA, NA, as a Lender By: /s/ Vince Clark

Vince Clark, Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Christine Herrick

Christine Herrick, Vice President LASALLE BANK N.A., as a Lender By: /s/ Thomas Mills

Thomas Mills, Acting Vice President

M&T BANK, as a Lender By: /s/ Ann Silverman

Ann Silverman, Acting Vice President MERCANTILE-SAFE DEPOSIT & TRUST COMPANY, as a Lender By: /s/ Guy E. Johnson

Guy E. Johnson, Executive Vice President

MERRILL LYNCH BANK USA, as a Lender By: /s/ Louis Alder

Louis Alder, Director PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Douglas T. Brown

Douglas T. Brown, Senior Vice President

UNION BANK OF CALIFORNIA, N.A., as a Lender By: /s/ Robert Leeper

Robert Leeper, Senior Vice President WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Grainne M. Pergolini

Grainne M. Pergolini, Vice President

WESTLB AG, NEW YORK BRANCH, as a Lender By: /s/ John Moorhead

John Moorhead, Director By: /s/ Sal Battinelli

Sal Battinelli, Executive Director SUNTRUST BANK, as a Lender By: /s/ David V. Pewter

David V. Pewter, Managing Director